UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2016

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 17, 2016, SemGroup Corporation (the "Company") held its 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). At the Annual Meeting, stockholders approved the SemGroup Corporation Equity Incentive Plan, as amended and restated (the “Restated Equity Incentive Plan”). The primary purpose for amending the plan was to increase the total number of shares of Class A Common Stock of the Company available for issuance under the previous plan from 2,781,635 shares to 3,581,635 shares, an increase of 800,000 shares. The plan was also amended to: (a) provide a double trigger change-of-control vesting provision in the plan so that outstanding awards will not generally vest upon the occurrence of a change of control and will vest only upon a qualifying termination of employment within 24 months of a change of control; (b) change the annual limit on awards to any non-employee director from 500,000 shares to a grant date fair value limit of $500,000; (c) provide for an annual limit of $5,000,000 on the amount of any cash awards to an individual participant; (d) provide for additional operational and financial performance measures for purposes of awards designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; (e) extend the term of the plan to May 17, 2026; and (f) make certain other immaterial or clarification changes to the plan. The Restated Equity Incentive Plan authorizes the grant of the following types of awards: (i) nonqualified stock options; (ii) incentive stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) other stock-based awards, including restricted stock units, performance-based compensation awards, and cash awards.

A more detailed description of the Restated Equity Incentive Plan is contained in the Company’s Proxy Statement for its Annual Meeting filed with the U.S. Securities and Exchange Commission on April 13, 2016 (the “2016 Proxy Statement”). The Restated Equity Incentive Plan is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference as though fully set forth herein.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On May 17, 2016, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated Bylaws, which became effective immediately, to insert a new Article XXII, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). In addition, the amendments provide that any person bringing any action the subject matter of which is within the scope of the prior sentence in a court other than those specified, will be deemed to have consented to the personal jurisdiction of the courts specified in connection with any action brought to enforce the forum selection clause.  Certain immaterial technical and conforming amendments were also made to the Amended and Restated Bylaws.

The Amended and Restated Bylaws are filed as Exhibit 3 to this Current Report on Form 8-K and incorporated by reference as though fully set forth herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

A total of 44,131,882 shares of the Company’s Class A common stock were entitled to vote as of March 30, 2016, the record date for the 2016 Annual Meeting. There were 39,509,448 shares present, in person or by proxy, at the 2016 Annual Meeting (or 89.53% of the outstanding shares), at which the stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by the stockholders at the 2016 Annual Meeting, and the final voting results of each such proposal.

Proposal 1 — Election of Directors

The stockholders voted to elect seven directors to serve for a one-year term expiring at the annual meeting of stockholders in 2017 and until their successors are duly elected and qualified. The results of the vote were as follows:

			Broker
	For	Withheld	Non-Votes
Ronald A. Ballschmiede	38,052,095	105,894	1,351,459
Sarah M. Barpoulis	38,058,123	99,866	1,351,459
John F. Chlebowski	38,044,938	113,051	1,351,459
Carlin G. Conner	38,040,944	117,045	1,351,459
Karl F. Kurz	38,053,369	104,620	1,351,459
James H. Lytal	37,984,045	173,944	1,351,459
Thomas R. McDaniel	37,037,595	1,120,394	1,351,459

Proposal 2 — Advisory Vote on
Executive Compensation

The stockholders voted to approve, on an advisory and non-binding basis, named executive officer compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
37,615,002	538,014	4,973	1,351,459

Proposal 3 — Ratification of Appointment of
Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
39,463,828	37,435	8,185	-0-

Proposal 4 — Approval of Amended and Restated
Equity Incentive Plan

The stockholders voted to approve the Restated Equity Incentive Plan to increase the number of shares of the Company’s Class A Common Stock available for issuance under the plan by 800,000 shares and make certain other changes to the terms of the plan as described in the 2016 Proxy Statement. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
37,836,201	316,715	5,073	1,351,459

Item 9.01.    Financial Statement and Exhibits.

(d) The following exhibits are filed or furnished herewith:

3    Amended and Restated Bylaws, dated as of May 17, 2016, of SemGroup Corporation.

10	SemGroup Corporation Equity Incentive Plan, as amended and restated (incorporated by reference to Annex A of the 2016 Proxy Statement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 19, 2016
By: /s/ William H. Gault
William H. Gault
Secretary

EXHIBIT INDEX

Exhibit No.                 Description

3	Amended and Restated Bylaws, dated as of May 17, 2016, of SemGroup Corporation.

10	SemGroup Corporation Equity Incentive Plan, as amended and restated (incorporated by reference to Annex A of the 2016 Proxy Statement).

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